Exhibit 10.21(B)

[MIRNA

THERAPEUTICS

LETTERHEAD]

AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) effective as of August 1, 2014 (the “Amendment Effective Date”) to the Employment Agreement dated April 18, 2013 (the “Agreement”) is made by and between Mirna Therapeutics, Inc., a Delaware corporation (the “Company”) and Jon Irvin (“Employee”).

WHEREAS, the Company and Employee entered into the Agreement;

WHEREAS, the Company and Employee desire to amend the Agreement to increase the Employee’s compensation;

NOW THEREFORE, in consideration of the above provisions and the mutual agreements contained herein and other good and valuable, consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1.              Intent. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect in accordance with its original terms. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

2.              Section 3(a). The first sentence of Section 3(a) is hereby deleted and replaced by the following:

The Company shall pay to Employee a yearly annual salary of $231,250 (the “Base Salary”) which shall be paid pursuant to the Company’s payroll procedures as may exist from time to time.

IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have each caused this Amendment to be executed by their duly authorized representatives effective as of the Amendment Effective Date.

MIRNA THERAPEUTICS, INC.

By:	/s/ Paul Lammers
Name:	Paul Lammers, M.D., M.Sc.
Title:	President & Chief Executive Officer

JON IRVIN

/s/ Jon Irvin

Mirna Therapeutics Inc. | 2150 Woodward St., Suite 100 | Austin, TX 78744 | 1.512.901.0900 | www.mirnarx.com